Exhibit 99.1

Aeluma Announces Third Quarter Fiscal 2026 Financial Results

●	Recently Secured More Than $4 Million in Contracts for Quantum Dot Lasers and Materials

●	Received NASA Award for Integrated Quantum Dot Lasers

●	Announced Partnerships with Tower Semiconductor and Sumitomo Chemical Advanced Technologies for Wafer Production and Fabrication

●	Appointed Vice President of Materials Operations and Vice President of Strategic Partnerships and Ecosystem

●	Cash and Cash Equivalents as of March 31, 2026 of $37.8 Million

GOLETA, CA – May 13, 2026 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or the “Company”), a transformative semiconductor company specializing in high-performance and scalable technologies, today reported financial results for its third quarter of fiscal 2026 ended March 31, 2026.

Management Commentary

“This quarter reinforced Aeluma’s strategy as we have experienced a major uptick in commercial interest,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “The massive AI data center buildout is outpacing the scale of the photonics supply chain. Customers are considering our technology to address near-term supply gaps, and for long-term growth opportunities.”

“The industry is experiencing constraints around indium phosphide technology that we highlighted years ago—and that dynamic is creating both urgency and opportunity for Aeluma,” Dr. Klamkin continued. “These market forces validate the core thesis behind our platform and underscore the relevance of the solutions we’ve been developing.”

“We have made considerable progress in our commercialization path with important manufacturing partnerships to enable scaling, senior hires to support operations and strategy, and additional non-dilutive capital. With six new development engagements totaling $5 million in value, we have already met our objective of onboarding three to seven new contracts for fiscal 2026.”

“Our recent participation at the Optical Fiber Communication (OFC) Conference reinforced that the industry is looking beyond short-term fixes and toward platforms that can enable long-term growth. That shift in perspective plays directly to Aeluma’s strengths. Beyond AI infrastructure, we continue to advance opportunities across mobile, defense, and quantum. Engagements are becoming more targeted and more closely aligned with commercialization paths,” concluded Dr. Klamkin.

Recent Company Highlights

●	Growing Market Traction and Visibility: Increased engagement with customers, partners, and government agencies across AI datacom, mobile, defense, and quantum. Highly successful participation at OFC in Los Angeles, California, AngelTech Innovate Summit in Brussels, Belgium, and SPIE Defense + Security Conference in National Harbor, Maryland.

●	Leadership and Team Expansion: Added experienced leadership and technical talent, including Christiane Poblenz, Ph.D., as Vice President of Materials Operations in March, Willy Rachmady, Ph.D., as Vice President of Strategic Partnerships and Ecosystem in April, as well as other key hires in operations and engineering.

●	Expanded Engagements with Manufacturing Partners: Strengthened relationships with manufacturing partners to accelerate transition to production, including announced partnerships with Tower Semiconductor and Sumitomo Chemical Advanced Technology.

●	Continued R&D Contracts Progress: Achieved fiscal 2026 goal of three to seven new contracts with six contracts to date totaling $5 million in value. Recent contracts include more than $4 million from U.S. government agencies to accelerate scaling Aeluma’s semiconductor heterogeneous integration platform for laser, high-speed datacom, and quantum applications. Also, received NASA funding to accelerate commercialization of integrated quantum dot lasers for silicon photonics.

●	Expanded Intellectual Property Portfolio: Continued to advance portfolio with two provisional applications, nine nonprovisional applications and continuations, and seven patents issued. The total number of issued and pending patents is 36.

Fiscal Q3 2026 Financial Results

●	Revenue was $1.2 million compared to $1.3 million in the third quarter of 2025, and $1.3 million in the second quarter of 2026. Revenue in the quarter was primarily from R&D contracts.

●	GAAP net loss was $1.8 million, or $0.10 per basic and diluted share, compared to a net gain of $1.5 million, or $0.12 per basic share and $0.11 per diluted share, for the same period last year and net loss of $1.9 million, or ($0.11) per basic and diluted share, in the prior quarter. The year-over-year change in net income was primarily due to a one-time $2.3 million gain in the fair value of derivative liabilities recorded in the third quarter of fiscal 2025.

●	Adjusted EBITDA loss was $911 thousand, compared to a gain of $109 thousand in the same period last year, and in line with the prior quarter. Adjusted EBITDA loss increased year over year primarily due to higher salaries, stock-based compensation and employee benefits for new key positions to support business expansion and scaling operations.
●	Cash and cash equivalents totaled $37.8 million at March 31, 2026, compared to $38.6 million at December 31, 2025.

Fiscal Year 2026 Guidance and Strategic Priorities

For the full fiscal year of 2026, Aeluma narrowed its previous revenue guidance to $4.2 million to $4.6 million from the previous range of $4.0 million to $6.0 million. Delays in execution of contracts, due to government shutdowns and other factors, led to postponement of initial start-of-work for several projects. The Company has made considerable progress on its strategic priorities for 2026, which emphasize manufacturing and commercialization moving forward:

●	New Contract Wins: Achieved 2026 goal of three to seven new contracts with six contracts to date totaling $5 million in value, which provide non-dilutive funding for R&D and the growth of partnership opportunities.

●	Team Expansion: Attracted top talent for key roles including Senior Vice President of Business Development and Product, Vice President of Operations, Vice President of Strategic Partnerships and Ecosystem, and others, to support growth of our business development and go-to-market team, technical leadership and staff, and operations team.

●	Enhanced Manufacturing Readiness: Increased outsourced wafer manufacturing productivity and advanced supply chain partnerships including recently announced relationships with Tower Semiconductor and Sumitomo Chemical Advanced Technology.

●	Go-to-Market Traction: Product roadmap being driven by continued progress in target commercial markets across mobile and consumer electronics, photonics for AI infrastructure, and defense and aerospace.

Conference Call and Webcast

Aeluma will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on May 13, 2026, to discuss the Company’s financial results and business outlook. Interested participants may access the conference the call by dialing (877) 317-6789 (domestic) or (412) 317-6789 (international) and referencing “Aeluma.” A live webcast of the call will be available on the “Investors” section of Aeluma’s website and can also be accessed by clicking here. A replay of the conference call will be available on Aeluma’s website shortly after the call concludes.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net income (loss), which is defined as GAAP net income (loss) plus stock-based compensation expenses, amortization of discount on convertible notes, and changes in fair value of derivative liabilities; and

●	Adjusted EBITDA, defined as non-GAAP net income (loss) plus depreciation and amortization expenses, less interest income.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

About Aeluma, Inc.

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies. For more information, visit www.aeluma.com.

Company:

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles, Inc.

Alex Villalta

(310) 622-8227

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

($ in thousands)	March 31, 2026 (unaudited)	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$37,780	$3,628
Certificate of deposit	-	12,112
Accounts receivable	1,062	962
Prepaids and other current assets	1,332	633
Total current assets	40,174	17,335
Property and equipment:
Equipment	2,131	1,692
Leasehold improvements	547	547
Accumulated depreciation	(1,344)	(1,021)
Property and equipment, net	1,334	1,218
Right of use asset - operating	987	836
Other assets	22	17
Total assets	$42,517	$19,406

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$973	$361
Accrued expenses and other current liabilities	370	206
Lease liability - operating, current portion	196	138
Total current liabilities	1,539	705
Lease liability - operating, long-term portion	893	803
Total liabilities	2,432	1,508
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock	-	-
Common stock	2	2
Additional paid-in capital	61,875	34,542
Accumulated deficit	(21,792)	(16,646)
Total stockholders’ equity	40,085	17,898
Total liabilities and stockholders’ equity	$42,517	$19,406

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended			Nine Months Ended
($ in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	March 31, 2025
Revenue	$1,222	$1,272	$1,255	$3,879	$3,348
Operating expenses:
Cost of revenue	836	919	311	2,456	1,105
Research and development	882	906	471	2,394	1,130
General and administrative	1,629	1,528	1,305	4,843	2,287
Total operating expenses	3,347	3,353	2,087	9,693	4,522
Loss from operations	(2,125)	(2,081)	(832)	(5,814)	(1,174)
Other income (expense):
Interest income	325	228	3	668	3
Amortization of discount on convertible notes	-	-	(287)	-	(715)
Changes in fair value of derivative liabilities	-	-	2,577	-	(278)
Total other income (expense), net	325	228	2,293	668	(990)
Income (loss) before income tax expense	(1,800)	(1,853)	1,461	(5,146)	(2,164)
Income tax expense	-	-	-	-	-
Net income (loss)	$(1,800)	$(1,853)	$1,461	$(5,146)	$(2,164)
Net income (loss) per share:
Basic	$(0.10)	$(0.11)	$0.12	$(0.30)	$(0.18)
Diluted	$(0.10)	$(0.11)	$0.11	$(0.30)	$(0.18)
Weighted average common shares outstanding:
Basic	18,061,402	17,875,930	12,472,061	17,354,370	12,286,284
Diluted	18,061,402	17,875,930	13,206,919	17,354,370	12,286,284
Book value per share	$2.22	$2.28	$1.44	$2.22	$1.44

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended March 31,
($ in thousands)	2026	2025
Operating activities:
Net loss	$(5,146)	$(2,164)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	-	17
Stock-based compensation expense	3,211	1,149
Depreciation and amortization expense	325	307
Amortization of discount on convertible notes	-	715
Changes in fair value of derivative liabilities	-	278
Changes in operating assets and liabilities:
Accounts receivable	(100)	(1,083)
Prepaids and other current assets	(699)	(192)
Other assets	(7)	-
Accounts payable	612	(144)
Accrued expenses and other current liabilities	161	34
Net cash used in operating activities	(1,643)	(1,083)
Investing activities:
Purchase of equipment	(439)	(85)
Net cash used in investing activities	(439)	(85)
Financing activities:
Proceeds from stock option exercise	103	10
Proceeds from stock warrant exercise	690	-
Proceeds from convertible notes issuance	-	3,145
Proceeds from public offering, net of offering costs	23,385	12,587
Payment for taxes related to net share settlement of restricted stock units	(56)	-
Net cash provided by financing activities	24,122	15,742
Net change in cash and cash equivalents, and certificate of deposit	22,040	14,574
Cash and cash equivalents, and certificate of deposit, beginning of period	15,740	1,291
Cash and cash equivalents, and certificate of deposit, end of period	$37,780	$15,865

Supplemental non-cash disclosures:
Right of use asset - operating obtained in exchange for lease liability - operating	$274	$-
Conversion of convertible notes to stockholders’ equity	$-	$1,667
Conversion of derivative liabilities to stockholders’ equity	$-	$2,471

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Nine Months Ended
($ in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	March 31, 2025
GAAP net income (loss)	$(1,800)	$(1,853)	$1,461	$(5,146)	$(2,164)
Non-GAAP adjustments:
Stock-based compensation	1,099	1,056	833	3,211	1,149
Consulting and advisory	-	-	3	-	17
Amortization of discount on convertible notes	-	-	287	-	715
Changes in fair value of derivative liabilities	-	-	(2,577)	-	278
Total adjustments to GAAP net loss	1,099	1,056	(1,454)	3,211	2,159
Non-GAAP net income (loss)	$(701)	$(797)	$7	$(1,935)	$(5)
Depreciation & amortization	115	108	105	325	307
Interest income	(325)	(228)	(3)	(668)	(3)
Adjusted EBITDA	$(911)	$(917)	$109	$(2,278)	$299

GAAP net income (loss) per share – basic	$(0.10)	$(0.11)	$0.12	$(0.30)	$(0.18)
Non-GAAP adjustments	0.06	0.07	(0.12)	0.19	0.18
Non-GAAP net loss per share – basic	$(0.04)	$(0.04)	$-	$(0.11)	$-

GAAP net income (loss) per share – diluted	$(0.10)	$(0.11)	$0.11	$(0.30)	$(0.18)
Non-GAAP adjustments	0.06	0.07	(0.11)	0.19	0.18
Non-GAAP net loss per share – diluted	$(0.04)	$(0.04)	$-	$(0.11)	$-